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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1933

May 24, 2002
Date of Report (date of earliest event reported)

Peregrine Systems, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-22209 (Commission File Number)	95-3773312 (I.R.S. Employer Identification Number)

3611 Valley Centre Drive
San Diego, CA 92130
(Address of principal executive offices)

(858) 481-5000
(Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

        Peregrine Systems, Inc. ("Peregrine") announced that Arthur Andersen LLP notified Peregrine's board of directors that, as a result of Peregrine's press release of May 23, 2002, the financial statements of Peregrine and related audit reports for fiscal 2001 and 2000, and the unaudited financial statements for the first three quarters of fiscal 2002, should not be relied upon. Arthur Andersen's notification to Peregrine was made in accordance with American Institute of Certified Public Accountants' formal audit standards.

        Peregrine also announced that it believed that the notification provided by Arthur Andersen was consistent with Peregrine's press release of May 23, 2002, announcing Peregrine's intent to restate its financial statements for the periods identified by Arthur Andersen in its notification. Peregrine terminated Arthur Andersen as its independent auditor in April 2002.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (c)
  Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description
99.1	Press Release, dated May 24, 2002

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2002

PEREGRINE SYSTEMS, INC.

By:	/s/ RICHARD T. NELSON Richard T. Nelson Acting Chief Executive Officer

Exhibit Index

Exhibit Index	Description
99.1	Press Release, dated May 24, 2002

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Exhibit Index